Exhibit 5.2

To: Credit Suisse Group AG Paradeplatz 8 P.O. Box 1 8070 Zurich Switzerland	Homburger AG Prime Tower Hardstrasse 201 | CH–8005 Zurich P.O. Box 314 | CH–8037 Zurich T +41 43 222 10 00 F +41 43 222 15 00 lawyers@homburger.ch

July 31, 2013 BOR | HLI
317545 | Legal Opinions | July 31, 2013 | 000075.docx

Credit Suisse AG, acting through its London Branch | U.S. Medium-Term Note Program under the Credit Suisse Group AG and Credit Suisse AG U.S. Shelf (Issue Date: July 31, 2013)

Ladies and Gentlemen

We, Homburger AG, have acted as special Swiss counsel to Credit Suisse AG (Credit Suisse), a Swiss bank, in connection with senior medium-term notes specified in Annex 1 (the Notes) issued by Credit Suisse, acting through its London Branch (the Issuing Branch), under an indenture dated as of March 29, 2007 (the Base Indenture), between Credit Suisse and The Bank of New York Mellon, as trustee (in such capacity, the Trustee), as supplemented by a second supplemental indenture dated as of March 25, 2009 (the Supplemental Indenture and, together with the Base Indenture, the Indenture). As such counsel, we have been requested to give our opinion as to certain matters of Swiss law relating to the Notes.

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents, and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents (including, in the case of the Prospectus (as defined below), any document incorporated by reference therein or exhibited thereto) or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion

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as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only examined the following documents (collectively, the Documents):

(i)
an electronic copy of the executed distribution agreement dated May 7, 2007, between Credit Suisse Securities (USA) LLC, as distributor, and Credit Suisse (as amended by Amendment No. 1 dated January 11, 2008, the Distribution Agreement), as supplemented by (A) the Distributor Accession Letter and Confirmation dated June 18, 2008, pursuant to which JPMorgan Chase Bank, National Association and JPMorgan Securities LLC (formerly JPMorgan Securities, Inc.), each acting through JPMorgan Private Bank and JPMorgan Private Client Services, became distributors, (B) the Distributor Accession Letters and Confirmations dated March 23, 2012, pursuant to which Barclays Capital Inc., Citigroup Global Markets Inc. and Incapital LLC became distributors, (C) the Distributor Accession Letter and Confirmation dated May 8, 2012, pursuant to which Merrill, Lynch, Pierce, Fenner & Smith Incorporated became a distributor, and (D) the Distributor Accession Letter and Confirmation dated May 18, 2012, pursuant to which Morgan Stanley & Co. LLC became a distributor;

(ii)	an electronic copy of the executed Base Indenture;

(iii)	an electronic copy of the executed Supplemental Indenture (together with the Distribution Agreement, the Base Indenture and the Supplemental Indenture, the Transaction Agreements);

(iv)	an electronic copy of the Officer's Certificate dated March 8, 2013, issued by Credit Suisse pursuant to Sections 2.02, 10.03 and 10.04 of the Indenture;

(v)	an executed copy of the global notes representing the Notes (the Global Notes);

(vi)	an electronic copy of the prospectus dated as of March 23, 2012 (the Base Prospectus);

(vii)	an electronic copy of the prospectus supplement to the Base Prospectus dated as of March 23, 2012 (the Prospectus Supplement);

(viii)
an electronic copy of the pricing supplements specified in Annex 1, including any underlying supplements and product supplements incorporated by reference therein (together with the Base Prospectus and the Prospectus Supplement, the Prospectus);

(ix)	a certified excerpt from the Register of Commerce of the Canton of Zurich for Credit Suisse, dated July 10, 2013 (the Excerpt);

(x)
a copy of the articles of association (Statuten) of Credit Suisse in their version as of (A) April 19, 2006 (the 2006 Articles), (B) August 26, 2008 (the 2008 Articles), and (C) May 2, 2011 (the 2011 Articles);

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(xi)
an electronic copy of (A) the Organizational Guidelines and Regulations of Credit Suisse, valid as of January 1, 2006 (the 2006 Regulations), and (B) the Organizational Guidelines and Regulations of Credit Suisse Group AG and Credit Suisse, valid as of (x) March 24, 2009 (the 2009 Regulations), (y) February 8, 2012 (the February 2012 Regulations), and (z) October 24, 2012 (the October 2012 Regulations);

(xii)
an electronic copy of the GP-00200 Global Policy Funding Authority within Credit Suisse Group and Credit Suisse effective as of (A) January 1, 2007 (the 2007 Funding Authority), (B) December 17, 2008 (the 2008 Funding Authority), and (C) May 18, 2012 (the 2012 Funding Authority);

(xiii)
an electronic copy of (A) the memorandum of the Chief Financial Officer of Credit Suisse and Credit Suisse Group AG (CFO) to the members of the Board of Directors of Credit Suisse and Credit Suisse Group AG, dated February 14, 2007 (the February 2007 CFO Approval), (B) the certificate of R. Fassbind, as CFO, dated May 2, 2007 (the May 2007 CFO Approval), (C) the certificate of R. Fassbind, as CFO, dated March 12, 2009 (the 2009 CFO Approval), and (D) the certificate of D. Mathers, as CFO, dated March 14, 2012 (the 2012 CFO Approval and, together with the February 2007 CFO Approval, the May 2007 CFO Approval and the 2009 CFO Approval, the CFO Approvals);

(xiv)
an electronic copy of the email sent by David Mathers, as Chief Financial Officer of Credit Suisse Group AG and Credit Suisse, to Gina Orlins and Rolf Enderli on March 7, 2013, confirming how the issuance amount of the Notes and other securities referred to in clause (c) (ii) (Q) of Section II is to be measured (the CFO Confirmation);

(xv)
an electronic copy of (A) the power of attorney dated March 26, 2007, issued by R. Fassbind, as CFO, and R. Enderli, as Treasurer of Credit Suisse (the March 2007 Power of Attorney), (B) the power of attorney dated May 2, 2007, issued by R. Fassbind, as CFO, and R. Enderli, as Treasurer of Credit Suisse (the May 2007 Power of Attorney), (C) the power of attorney dated March 20, 2008, issued by R. Fassbind, as CFO, and R. Enderli, as Treasurer of Credit Suisse (the 2008 Power of Attorney), and (D) the power of attorney dated July 22, 2013, issued by D. Mathers, as CFO, and R. Enderli, as Treasurer of Credit Suisse (the 2013 Power of Attorney);

(xvi)
an electronic copy of the Structured Notes – Business Division Authorizations (Version 4.0), finalized July 2013, which was issued pursuant to Section 4.4 of the 2012 Funding Authority (the Business Authorization List);

(xvii)	an electronic copy of the Secretary's Certificate dated July 26, 2013 (including the exhibits thereto, the Secretary's Certificate), executed by Pierre Schreiber and Andreas Fehrenbach;

(xviii)	an electronic copy of the Secretary's Certificate dated July 31, 2013 (the Supplemental Secretary's Certificate), executed by two Corporate Secretaries of Credit Suisse; and

(xix)	an email confirmation from Haewon Lee dated July 31, 2013 (the Confirmation).

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No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion, we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)
all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents;

(c)
except as expressly opined upon herein, all information contained in the Documents is, and all material statements made to us in connection with the Documents are, true and accurate, including, without limitation, the statements set forth in

(i)	the Confirmation as to the following facts:

(A)
the Notes are (i) structured notes issued pursuant to business-driven transactions within the meaning of the 2012 Funding Authority, (ii) are offered pursuant to the Base Prospectus and the Prospectus Supplement, and (iii) constitute "Notes" as such term is used in the Secretary's Certificate;

(B)	the copies of the Global Notes attached to the Confirmation (or as otherwise provided to Homburger AG by Credit Suisse) are true and correct copies of the original documents; and

(C)
the terms of the Notes have been approved by the persons whose signatures appear on the Global Notes, and such persons were employees of the Company or one of its affiliates at the time of such approval;

(ii)	the Secretary's Certificate, including as to the following facts:

(A)	the 2011 Articles continue in full force and effect and no amendment or other document relating to or affecting the 2011 Articles has been filed with the Register

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of Commerce of the Canton of Zurich and no action has been taken by Credit Suisse or its shareholders, directors or officers in contemplation of the filing of such an amendment or other document, or in contemplation of the liquidation or dissolution of Credit Suisse;

(B)	the 2008 Articles were in full force and effect and had not been amended as of the date of the Supplemental Indenture;

(C)	the 2006 Articles were in full force and effect and had not been amended as of the dates of the Base Indenture and the Distribution Agreement;

(D)
the October 2012 Regulations remain in full force and effect and neither the approval and adoption of the October 2012 Regulations, nor the October 2012 Regulations themselves, have been amended or rescinded;

(E)	the February 2012 Regulations were in full force and effect and had not been amended as of the dates of the Base Prospectus, Prospectus Supplement and the 2012 CFO Approval;

(F)	the 2009 Regulations were in full force and effect and had not been amended as of the dates of the Supplemental Indenture;

(G)
the 2006 Regulations were in full force and effect had not been amended as of the dates of the Base Indenture, the Distribution Agreement, February 2007 CFO Approval, the March 2007 Power of Attorney, the May 2007 Power of Attorney, the May 2007 CFO Approval, the 2008 Power of Attorney, and the 2009 CFO Approval;

(H)	the 2012 Funding Authority, the CFO Approvals, the CFO Confirmation, the 2013 Power of Attorney and the Business Authorizations List remain in full force and effect and have not been amended;

(I)
the 2008 Funding Authority was in full force and effect and had not been amended as of the dates of the Supplemental Indenture, the 2009 CFO Approval, the 2012 CFO Approval, the Base Prospectus and the Prospectus Supplement;

(J)
the 2007 Funding Authority was in full force and effect and had not been amended as of the dates of the Base Indenture, the Distribution Agreement, the February 2007 CFO Approval, the March 2007 Power of Attorney, the May 2007 Power of Attorney, the May 2007 CFO Approval and the 2008 Power of Attorney;

(K)	the 2008 Power of Attorney was in full force and effect and had not been amended as of the date of the Supplemental Indenture;

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(L)	the May 2007 Power of Attorney was in full force and effect and had not been amended as of the date of the Distribution Agreement;

(M)	the March 2007 Power of Attorney was in full force and effect and had not been amended as of the date of the Base Indenture;

(N)	the Distribution Agreement remains in full force and effect and has not been amended;

(O)	the Excerpt is correct and complete;

(P)
the Indenture has not been terminated, rescinded or amended in any way (other than, by the First Supplemental Indenture dated as of May 6, 2008, and any other supplements thereto relating to note issuances thereunder that do not constitute Notes) and is in full force and effect;

(Q)
immediately after giving effect to the issuance of the Notes, the aggregate issuance amount, as measured by the aggregate offering price, of (i) medium-term notes (including the Notes) issued on or after March 23, 2012, pursuant to the Prospectus Supplement, including any supplement thereto, will not exceed USD 20 billion and (ii) securities (including the Notes) issued on or after March 23, 2012, pursuant to the U.S. automatic registration statement on Form F-3ASR of which the Base Prospectus forms a part, will not exceed USD 40 billion, in each case in accordance with the 2012 CFO Approval; and

(iii)
the Supplemental Secretary's Certificate, as to the following facts: the representations made in the Secretary's Certificate are true, complete and correct as of the date of the Supplemental Secretary's Certificate.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof:

1.	Credit Suisse is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland.

2.	Credit Suisse has the necessary corporate power and authority to, acting through the Issuing Branch, issue the Notes.

3.	The Notes have been duly authorized by all necessary corporate action by Credit Suisse.

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IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)
The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

(b)
We express no opinion on the legality, validity or enforceability of any of the provisions of any Transaction Agreement or the Notes or the performance of the obligations assumed by Credit Suisse thereunder.

(c)	Further, we express no opinion as to tax matters, regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.

*   *   *

We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention after the date hereof. This opinion is addressed to you for your benefit, and is not to be relied upon by any other person without our express consent, except that it may be relied upon by initial purchasers of the Notes and by Davis Polk & Wardwell LLP for purposes of issuing its opinion to you as of the date hereof with respect to certain matters of the laws of the State of New York and United States federal law pertaining to the Notes.

We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to a report on Form 6-K to be filed by Credit Suisse on or around the date hereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended. Save as aforementioned, this opinion may not be transmitted by you to any other person, quoted or referred to in any public document or filed with anyone, in each case, without our express consent.

This opinion shall be governed by and construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being the city of Zurich.

Sincerely yours,
Homburger AG

Annex 1 to the Legal Opinion dated July 31, 2013

Notes with issue date July 31, 2013

Title of Notes	Date of Pricing Supplement	Pricing Supplement No.	Aggregate Offering Price	CUSIP
Digital-Plus Barrier Notes due July 31, 2017 Linked to the Performance of the S&P 500® Index and the Russell 2000® Index	July 26, 2013	T226	$450,000	22547Q5E2
Digital-Plus Barrier Notes due July 31, 2017 Linked to the Performance of the S&P 500® Index	July 26, 2013	T228	$1,125,000	22547Q5H5
Accelerated Return Notes due January 31, 2017 Linked to the Performance of the S&P 500® Index	July 26, 2013	T229	$4,210,000	22547Q5N2
Accelerated Return Notes due January 31, 2017 Linked to the Performance of the EURO STOXX 50® Index	July 26, 2013	T230	$14,360,000	22547Q5Q5
Buffered Accelerated Return Equity Securities due July 30, 2015 Linked to the Performance of the S&P 500® Index and the Russell 2000® Index	July 26, 2013	K319	$426,000	22547Q5C6
High/Low Coupon Callable Yield Notes due January 30, 2015 Linked to the Performance of the Russell 2000® Index and the United States Oil Fund, LP	July 26, 2013	U864	$416,000	22547Q4X1
High/Low Coupon Callable Yield Notes due January 30, 2015 Linked to the Performance of the Russell 2000® Index, the United States Oil Fund, LP and the Market Vectors Gold Miners ETF	July 26, 2013	U865	$295,000	22547Q4Y9

8.00% per annum Contingent Coupon Callable Yield Notes due October 31, 2018 Linked to the Performance of the S&P 500® Index and the Russell 2000® Index	July 26, 2013	U876	$1,993,000	22547Q6A9
Buffered Accelerated Return Equity Securities due August 2, 2016 Linked to the Performance of the Russell 2000® Index	July 29, 2013	K317	$2,124,000	22547Q4V5
High/Low Coupon Buffered Securities due July 31, 2018 Linked to the Performance of the Russell 2000® Index	July 29, 2013	U872	$699,000	22547Q4W3
Buffered Accelerated Return Equity Securities due July 31, 2017 Linked to the Performance of the S&P 500® Index	July 29, 2013	K321	$842,000	22547Q5M4
6.65% per annum 5.75 Year Callable Daily Range Accrual Securities due April 30, 2019 Linked to the Performance of the Russell 2000® Index	July 29, 2013	K322	$10,500,000	22547Q5S1
Autocallable Buffered Return Equity Securities due July 31, 2015 Linked to the Performance of the Russell 2000® Index	July 29, 2013	K323	$584,000	22547Q5T9